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                                                                    Exhibit 2(h)

       THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

 It should be read in conjunction with the accompanying document dated 11th October, 1994 containing the Proposal (the "Document"). If you are in any doubt about the action you should take, you should consult an independent financial adviser authorised under the Financial Services Act 1986.

 The definitions which apply in the Document also apply, where relevant, in this Form.

- --------------------------------------------------------------------------------

                        FORM OF ACCEPTANCE AND SURRENDER

                                  RELATING TO

                                  THE PROPOSAL

                                       BY

                                  STANHOME PLC

                                A SUBSIDIARY OF

                                 STANHOME INC.

                                    MADE TO
                          THE HOLDERS OF OPTIONS UNDER

                             THE LILLIPUT GROUP PLC
                         EXECUTIVE SHARE OPTION SCHEME

- --------------------------------------------------------------------------------

                           HOW TO COMPLETE THIS FORM

 1. To accept the Proposal you must sign and date the Form in the place indicated.

 2. Having completed this Form, duly signed, it should be forwarded with your option certificate to Rob Freestone at Lilliput Group plc, Skirsgill, Penrith, Cumbria CA11 0DP. Acceptances may not be treated as valid unless this Form is received, properly completed together with your option certificate by not later than close of business on 12th November, 1994 (unless Stanhome has previously agreed to extend the time limit).

 3. If you accept the Proposal and your validly completed Form and option certificate are received not later than 14th October, 1994, a cheque will be despatched to you on or before 21st October, 1994. Otherwise, cheques will be despatched not later than 21 days after receipt of a valid and completed Form and your option certificate.

 4. If you are in any doubt about how to fill in this Form please telephone Rob Freestone the Company Secretary at Lilliput on 01768 212 670.
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                       FORM OF ACCEPTANCE AND SURRENDER

 To:  Stanhome plc
      Lilliput Group plc

 I (full name)...............................................................

 of (address)................................................................

 ............................................................................

 being a participant in The Lilliput Group Executive Share Option Scheme hereby accept the Proposal contained in the Document and accordingly agree to surrender the option listed below in consideration of a cash payment, calculated in accordance with the formula set out in the Proposal. I also agree that I have no further rights under the Executive Scheme in respect of such option.

 Option granted on 24th November, 1993 at an exercise price of 135p per Lilliput Share.

 Signed .................................

 Date ...................................



                  Printed by RR Donnelley Financial -- 39241